UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 2, 2000

                       Terra Nova (Bermuda) Holdings, Ltd
             (Exact name of registrant as specified in its charter)

                                     Bermuda
         (State or other jurisdiction of incorporation or organization)

             1-13832                                   Not Applicable
          (Commission                                 (I.R.S. employer
          file number)                              identification number)

     Richmond House, 3rd Floor,12 Par-la-Ville Road, Hamilton HM08, Bermuda
              (Address of principal executive offices) (Zip code)

                                 (441) 292-7731
              (Registrant's telephone number, including area code)

                                      None
              (Former name, former address and former fiscal year,
                          if changed since last report)


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Item 4.  Changes in Registrant's Certifying Accountant

On March 24, 2000, the transactions contemplated by the Agreement and Plan of Merger and Scheme of Arrangement dated as of August 15, 1999, between Markel Corporation (now Markel North America Inc.) and Terra Nova (Bermuda) Holdings Ltd. (the Registrant) were completed. As a result of the transactions, the Registrant and Markel North America Inc. became wholly owned subsidiaries of Markel Corporation.

In early March 2000, the Audit Committee of Markel Corporation (now Markel North America Inc.) voted to retain KPMG LLP to serve as the independent accountant for all subsidiaries for the fiscal year ended December 31, 2000. Implementation of this decision for Markel Corporation (after the acquisition of the Registrant) required termination of the client-auditor relationship between the Registrant and their independent accountants, PricewaterhouseCoopers. Accordingly, on April 14, 2000, PricewaterhouseCoopers informed the Registrant that they resigned effective as of that date. Effective as of May 2, 2000 Registrant has engaged KPMG Audit plc as the independent accountant for the Registrant.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Not applicable

         (b)      Not applicable

         (c)      Exhibits-None

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TERRA NOVA (BERMUDA) HOLDINGS LTD.

Date: May 5, 2000                       By: /s/Steven A. Markel
                                        -----------------------
                                                 Director